Exhibit 99.1

Ameri and Partners Inc. and Subsidiaries

Consolidated Financial Statements

Year Ended March 31, 2015 and For the Period From
November 27, 2013 (Date of Inception) to March. 31, 2014

Ameri and Partners Inc. and Subsidiaries

TABLE OF CONTENTS

  Page

Report of Independent Registered Public Accounting Firm	1

Consolidated Financial Statements

Consolidated Balance Sheets as of March 31, 2015 and 2014	2

Consolidated Statements of Income For the Year Ended March 31, 2015 and For the Period from November 27, 2013 (Date of Inception) to March 31, 2014	3

Consolidated Statements of Changes in Stockholders’ Equity For the Year Ended March 31, 2015 and For the Period from November 27, 2013 (Date of Inception) to March 31, 2014	4

Consolidated Statements of Cash Flows For the Year Ended March 31, 2015 and For the Period from November 27, 2013 (Date of Inception) to March 31, 2014	5

Notes to Consolidated Financial Statements	6-15

Certified public Accountants

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Ameri and Partners, Inc.

We have audited the accompanying consolidated balance sheets of Ameri and Partners, Inc. (the "Company") as of March 31, 2015 and 2014 and the related consolidated statements of operations, stockholders' equity and cash flows for the year ended March 31, 2015 and for the period from November 27,2013 (Date of Inception) to March 31,2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform tire audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such, opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015 and 2014 and the results of its operations and its cash flows for the year ended March 31, 2015 and for the period from November 27, 201.3 (Date of Inception) to March 31, 2014, in conformity with accounting principles generally accepted in the United States of America.

/s/ Ram Associates

Ram Associates
Hamilton, NJ

May 20, 2015.

3240 East State Street Ext. ♦ Hamilton, NJ 086 1 9 ♦ (609) 63 1 -9552/63 1 -9553 ♦ FAX (888) 3 1 9-8898
PKRAM@ RAM ASSOCIATES. US

Ameri and Partners Inc. and Subsidiaries
Consolidated Balance Sheets
March 31,

Assets

	2015	2014
Current assets:
Cash and cash equivalents	$825,621	$374,706
Accounts receivable	2,981,574	2,937,292
Other current assets	180,622	125,864
Total current assets	3,987,817	3,437,862

Investments	340,000	-

Fixed assets - net	29,906	3,084

Intangible assets - net	100,000	-

Security deposit	3,750	-

Total assets	$4,461,473	$3,440,946

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$2,936,608	$2,802,825
Other current liabilities	146,791	-
Taxes payable	405,218	213,561
Total current liabilities	3,488,617	3,016,386

Stockholders' equity:
Common stock, $0.01 par value; 150,000 shares authorized, 99,225 and 65,509 issued and outstanding as of March 31, 2015 and March 31, 2014, respectively	992	655
Additional paid-in capital	134,008	9,345
Retained earnings	837,856	414,560
Total stockholders' equity	972,856	424,560

Total liabilities and stockholders' equity	$4,461,473	$3,440,946

- see accompanying notes to consolidated financial statements -

Ameri and Partners Inc. and Subsidiaries
Consolidated Statements of Income

For the year ended March 31, 2015 and for the period from November 27, 2013 (Date of Inception)
to March 31, 2014

	2015	Period from November 27, 2013 (Date of inception) to March 31, 2014

Net revenue	$16,804,379	$6,144,402

Cost of revenue	15,114,400	5,233,361

Gross profit	1,689,979	911,041

Operating expenses:

Selling, general and administration expenses	1,015,249	282,819

Operating income before other income / (expenses):	674,730	628,222

Depreciation and amortization	(33,372)	(116)

Interest income	-	15

Net income before income tax	641,358	628,121

Income tax expense	(218,062)	(213,561)

Net income	$423,296	$414,560

- see accompanying notes to consolidated financial statements -

Ameri and Partners Inc. and Subsidiaries

Consolidated Statement of Changes in Stockholders' Equity

For the year ended March 31, 2015 and for the period from November 27, 2013 (Date of Inception) to March 31, 2014

	Common Stock
	Shares	Amount	Additional paid-in-capital	Retained earnings	Total stockholders’ equity
Balance at November 27, 2013 (Date of Inception)	-	$-		$-	$-

Issuance of capital	65,509	655	9,345	10,000

Net income				414,560	414,560

Balance at March 31, 2014	65,509	$655	$9,345	$414,560	$415,215

Issuance of capital - April 1, 2014	33,716	337	124,663		125,000

Net income				423,296	423,296

Balance at March 31, 2015	99,225	$992	$134,008	$837,856	$963,511

- see accompanying notes to consolidated financial statements -

Ameri and Partners Inc. and Subsidiaries

Consolidated Statements of Cash Flows

For the year ended March 31, 2015 and for the period from November 27, 2013 (Date of Inception)
to March 31, 2014

	2015	Period from November 27, 2013 (Date of inception) to March 31, 2014
Cash flows from operating activities:
Net income	$423,296	$414,560
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	33,372	116
Changes in assets and liabilities:
(Increase) decrease in:
Accounts receivable	(44,282)	(2,937,292)
Other current assets	(54,758)	(125,864)
Security deposit	(3,750)	-
Increase (decrease) in:
Accounts payable and accrued expenses	133,783	2,802,825
Other current liabilities	146,791	-
Taxes payable	191,657	213,561
Net cash provided by operating activities	826,109	367,906

Cash flows from investing activities:
Purchase of fixed assets	(35,194)	(3,200)
Increase in intangibles	(125,000)	-
Investments	(340,000)	-
Net cash used in investing activities	(500,194)	(3,200)

Cash flows from financing activities:
Issuance of capital	125,000	10,000
Net cash provided by financing activities	125,000	10,000

Net increase in cash and cash equivalents	450,915	374,706
Cash at the beginning of the year	374,706	-
Cash at the end of the year	$825,621	$374,706

Supplementary disclosure of cash flows information
Cash paid during the period for:
Interest	$-	$-
Income taxes	26,405	-

- see accompanying notes to consolidated financial statements -

AMERI AND PARTNERS, INC AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

March 31, 2015 and 2014

1) Organization and Description of Business

Ameri and Partners, LLC (“Ameri100” or “the Company”)) a Delaware Limited Liability Company was formed on November 27, 2013. Ameri100 is a Technology Management Solution Company. The Company’s Architect and Implement solutions are designed to transform technology operations of client organizations. Ameri100’s Lean Enterprise Architecture Partner (LEAP), program enables clients to plan and implement both short and long term IT strategy. The Company leverages its global partner ecosystem which enables it to leverage a global talent pool. The global partner ecosystem helps Ameri100 to leverage the best talent at the right time. Ameri100 focuses on providing Transactional, Transitional and Transformational IT strategy and implementation to its clients.

Winhire Inc.

The Company entered into a Business Transfer Agreement on April 1, 2014 to acquire Winhire, Inc. (the “Subsidiary”). The Subsidiary, incorporated on July 2, 2011 is a Delaware corporation. As of April 1, 2014 the Company owns 100% of the Subsidiary.

2) Summary of Significant Accounting Policies

Basis of consolidated financial statements

The consolidated financial statements include the financial statements of the Company and its Subsidiaries. For the period from November 27, 2013 (Date of Inception) to March 31, 2014, the financial statements consist of the Company alone. All significant related party accounts and transactions between the Company and the Subsidiary have been eliminated upon consolidation. Previous year’s numbers are regrouped wherever necessary.

Accounting Policies

These financial statements are prepared on the accrual basis of accounting in conformity with accounting    principles    generally    accepted   in   the   United   States   of   America   (US GAAP); consequently, revenue is recognized when services are rendered and expenses are reflected when costs are incurred.

Business combination

In accordance with FASB ASC 805 “Business Combinations”, assets and liabilities are recorded at their acquisition date fair values.  Any differences between those fair values and the purchase price is recorded as goodwill or gain.

Management makes estimates of fair values based upon assumptions believed to be reasonable.  These estimates are based on historical experience and information obtained from the management of the acquired companies. Critical estimates in valuing certain of the intangible assets include but are not limited to: future expected cash flows from revenues, customer relationships, key management and market positions, assumptions about the period of time the acquired trade names will continue to be used in the Company’s combined product portfolio, and discount rates used to establish fair value.  These estimates are inherently uncertain and unpredictable. Assumptions may be incomplete or inaccurate, and unanticipated events and circumstances may occur which may affect the accuracy or validity of such assumptions, estimates or actual results.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and use assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates are often based on judgments, probabilities and assumptions that management believes are reasonable but that are inherently uncertain and unpredictable. As a result, actual results could differ from those estimates. Management periodically evaluates estimates used in the preparation of the financial statements for continued reasonableness. Appropriate adjustments, if any, to the estimates used are made prospectively based on such periodic evaluations.

Revenue Recognition

The Company recognizes revenue in accordance with the Accounting Standard Codification 605 “Revenue Recognition.” Revenue is recognized when all of the following criteria are met: (1) persuasive evidence of an arrangement exists, (2) delivery has occurred or services have been rendered, (3) the seller’s price to buyer is fixed and determinable, and (4) collectability is reasonably assured.

The Company recognizes revenue from information technology services as the services are provided. Service revenues are recognized based on contracted hourly rates, as services are rendered or upon completion of specified contracted services and acceptance by the customer.

Cash and Cash Equivalents

The Company considers all highly-liquid investments (including money market funds) with an original maturity at acquisition of three months or less to be cash equivalents. The Company maintains cash balances, which may exceed federally insured limits. The Company does not believe that this results in any significant credit risk.

Accounts Receivable

The Company extends credit to clients based upon management’s assessment of their credit-worthiness on an unsecured basis. The Company provides an allowance for uncollectible accounts based on historical experience and management evaluation of trend   analysis.   The Company includes any balances that are determined to be uncollectible in its allowance for doubtful accounts. The allowances for uncollectible accounts as of March 31, 2015 and for the period from November 27, 2013 to March 31, 2014 were $ Nil. Based on the information available, management believes the Company’s accounts receivable, net of allowance for doubtful accounts, are collectible.

Property and Equipment

Property and equipment is stated at cost. The Company provides for depreciation of property and equipment using the straight-line method over the estimated useful lives of the related assets ranging from 3 to 7 years. Leasehold improvements are amortized using the straight-line method over the shorter of the lease terms or the useful lives of the improvements. The Company charges repairs and maintenance costs that do not extend the lives of the assets to expenses as incurred.

The Company accounts for computer software costs developed for internal use in accordance with accounting principles generally accepted in the Unites States, which require companies to capitalize certain qualifying costs during the application development stage of the related software development project and to exclude the initial planning phase that determines performance requirements, most data conversion, general and administrative costs related to payroll and training costs incurred. Whenever a software program is considered operational, the Company considers the project to be completed, places it into service, and commences amortization of the development cost in the succeeding month.

Investments

Investments in an entity where the Company owns less than twenty percent of the voting stock of the entity and does not exercise significant influence over operating and financial policies of the entity are accounted for using the cost method. Investments in the entity where the Company owns twenty percent or more but not in excess of fifty percent of the voting stock of the entity or less than twenty percent and exercises significant influence over operating and financial policies of the entity are accounted for using the equity method. The Company has a policy in place to review its investments at least annually, to evaluate the carrying value of the investments in these companies. The cost method investment is subject to impairment assessment if there are identified events or changes in circumstance that may have a significant adverse effect on the fair value of investments.  If the Company believes that the carrying value of an investment is in excess of estimated fair value, it is the Company's policy to record an impairment charge to adjust the carrying value to the estimated  fair value, if the impairment is  considered other-than-temporary.

Income Taxes

The Company was formed as a Limited Liability Company and subsequently converted to into a corporation. The Company has elected to be taxed as a C Corporation. Income taxes have been provided for using an assets and liability approach in which deferred tax assets and liabilities are recognized for the differences between  the  financial  statement  and  tax  basis  of  assets  and  liabilities using enacted tax rates in  effect  for  the years in  which  the  differences  are  expected  to  reverse. A valuation allowance is provided for the portion of deferred tax assets when, based on available evidence, it is not “more-likely-than-not” that a portion of the deferred tax assets will not be realized. Deferred tax assets and liabilities are measured using enacted tax rate and laws.

The Company’s effective tax rate is 34% for the fiscal year ended March 31, 2015 and for the period from November 27, 2013 to March 31, 2014. The future effective income tax rate depends on various factors, such as the Company’s income (loss) before taxes, tax legislation and the geographic composition of pre-tax income.

The Company files income tax returns in the U.S. federal jurisdiction, and various State jurisdictions.  The Company is generally subject to U.S. Federal, State and local examinations by tax authorities for the calendar year 2013 and 2014, and the last three years of the Subsidiary’s tax returns are subject examinations by tax authorities.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., exit price) in an orderly transaction between market participants at the measurement date. Additionally, the Company is required to provide disclosure and categorize assets and liabilities measured at fair value into one of three different levels depending on the assumptions (i.e., inputs) used in the valuation. Level 1 provides the most reliable measure of fair value while level 3 generally requires significant management judgment. Financial assets and liabilities are classified in their entirety based on the lowest level of input significant to the fair value measurement. The fair value hierarchy is defined as follows:

Level 1 – Valuations are based on unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2 – Valuations are based on quoted prices for similar assets or liabilities in active markets, or quoted prices in markets that are not active for which significant inputs are observable, either directly or indirectly.

Level 3 – Valuations are based on prices or valuation techniques that require inputs that are both unobservable and significant to the overall fair value measurement. Inputs reflect management’s best estimate of what market participants would use in valuing the asset or liability at the measurement date.

The following table summarizes fair value measurements at March 31, 2015 and 2014 for assets and liabilities measured at fair value on a recurring basis:

March 31, 2015	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$825,621	$-	$-	$825,621
Investment	340,000	-	-	-

March 31, 2014	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$374,706	$-	$-	$374,706

The carrying amount of certain of the Company’s financial instruments, including accounts receivable and accounts payable, approximates fair value due to the relatively short maturity of such instruments.

Concentrations

For the year ended March 31, 2015 sales to three major customers accounted for 93% of total revenue. These same customers accounted for 85% of the accounts receivable balance at March 31, 2015. For the period from November 27, 2013 to March 31, 2014, sales to one customer (Axalta Coating Systems LLC) accounted for 100% of total revenue. The same customer accounted for 100% of the accounts receivable at March 31, 2014. The Company maintains cash balances in two financial institutions. The balances are generally insured by the Federal Deposit Insurance Corporation up to $250,000 per institution. At March 31, 2015 and 2014, the Company had cash balances totaling $825,621 and $374,706, respectively, held in different institutions.

3) Property and Equipment

Property and equipment consisted of the following at March 31,
	2015	2014
Computer Equipment	$11,642	$2,929
Office Equipment	2,491	271
Furniture and Fixtures	1,292	-
Vehicle	23,768	-
	39,193	3,200
Less : Accumulated Depreciation and Amortization	(9,287)	(116)
Net Fixed Assets	$29,906	$3,084

Depreciation expense during the year ended March 31, 2015 and for the period from November 27, 2013 to March 31, 2014 was $ 8,372 and $116, respectively.

4) Intangible Assets

The Company periodically reviews the carrying value of intangible assets not subject to amortization, including goodwill, to determine whether impairment may exist.  Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, requires that goodwill and certain intangible assets be assessed annually for impairment using fair value measurement techniques. During the year ended March 31, 2015, no such impairment was assessed.

Intangible assets consisted of the following at March 31, 2015:

Customer List	$125,000
Accumulated amortization	25,000
Total	$100,000

Amortization expense during the year ended March 31, 2015 was $ 25,000.

Estimated amortization expenses for intangible assets for each of the next four years are as follows:

Year ending March 31,
2016	$25,000
2017	25,000
2018	25,000
2019	25,000
Total	$100,000

5) Related Party Transactions

a.	Loans and advances

As of March 31, 2015, the Subsidiary has provided a short-term advance of $ 138,808 to Giri Devanur, a shareholder of the company. The amount has been classified under other current assets in the accompanying balance sheet. The advance has been provided on a short-term basis and do not carry any interest. Accordingly, no interest income was accrued in the accompanying financial statement.

b.	Product development charges – Langer Index

As of March 31, 2015, the Company has paid a total amount of $30,762 to Ameri India and $147,300 to Winhire Technology Pvt Ltd., an entity owned by Giri Devanur and his spouse towards product development charges.

c.	Consultancy Charges

During the year ended March 31, 2015 and the period from November 27, 2013 to March 31, 2014, the Company received consulting services from Ameri India for $1,270,225 and $ 895,000, respectively as per the Master Services Agreement between Ameri and Partners and Ameri Consulting Service Pvt Ltd.

d.	Accounts Payable

As of March 31, 2015 and 2014, the Company had accounts payable balance of $ 77,715 and $379,000, respectively, due to Ameri India for the services rendered as per the MSA.

 6) New Accounting Pronouncements

i)           In August 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance related to disclosure of uncertainties about an entity’s ability to continue as a going concern. The new guidance requires management to evaluate whether there is substantial doubt about the entity’s ability to continue as a going concern and, as necessary, to provide related footnote disclosures. The guidance has an effective date of December 31, 2016. The Company believes that the adoption of this new standard will not have a material impact on its consolidated financial statements.

ii)           In May 2014, the Financial Accounting Standards Board, or (“FASB”), issued Accounting Standard Update, or (“ASU”), 2014-09-Revenue from Contracts with Customers, which provides a single, comprehensive revenue recognition model for all contracts with customers. The core principal of this ASU is that an entity should recognize revenue when it transfers promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. This ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2016. Early adoption is not permitted. The Company is currently evaluating the impact this ASU will have on its consolidated financial statements.

iii)           In January 2015, the Financial Accounting Standards Board, or (“FASB”), issued Accounting Standard Update, or ASU, 2015-01-Income Statement-Extraordinary and Unusual Items, which seeks to simplify income statement presentation by eliminating the concept of Extraordinary Items. This Update eliminates from GAAP the concept of extraordinary items. Subtopic 225-20, Income Statement—Extraordinary and Unusual Items, required that an entity separately classify, present, and disclose extraordinary events and transactions. The amendments in this Update are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2015. A reporting entity may apply the amendments prospectively. A reporting entity also may apply the amendments retrospectively to all prior periods presented in the financial statements. Early adoption is permitted provided that the guidance is applied from the beginning of the fiscal year of adoption.

7) License Agreement – Langer Index

The Company entered into a License Agreement on March 26, 2015. The agreement between the Licensor and the Company grants a license for the Langer Model to generate the Langer Index. The agreement provides for an exclusive, perpetual, irrevocable and worldwide use of the Langer Model by the Company. License fees are payable to the Licensor at the rate of $10,000 per customer for the first 100 customer contracts. Thereafter, the fees will be payable at the rate of $5,000 for every 100 customer contracts, which will be payable upon signing of every block of 100 customers.

8) Commitments

Legal Matters

Currently, the Company is not involved in any action, arbitration and / or other legal proceedings  that  it   expects  to  have  a  material  adverse  effect on  the  business, financial condition, results of operations or liquidity of the Company. All legal cost is expensed as incurred.

Operating Lease

The Company has entered into an operating lease for its office facility and equipment lease expiring through September 2015.

Future minimum payments under leases with a term greater than one-year as of March 31, 2015 are as follows:

Years ending March 31,	Total
2016	$6,073
Total	$6,073

Rent expense amounted to $ 15,145 for the year ended March 31, 2015.

9) Acquisition of Winhire Inc.

The Company has entered into a Business Transfer Agreement (“Agreement”) to acquire 100% ownership in Winhire Inc., a Delaware Corporation on April 01, 2014. The Company has offered and issued 33,716 number of its common shares for a total value of $125,000 as consideration for the Agreement. The purchase consideration of $125,000 is allocated towards the value of customer accounts acquired and has been classified under intangible assets in the accompanying balance sheet. The customer accounts is subject to amortization and will be amortized over a period of five years.

10) Investments

The Company has entered into a Share Purchase Agreement (“Agreement”) to acquire 100% ownership in Linear Logics Corp., a Pennsylvania Corporation on April 1, 2015 for a total price of $2,250,000. A total of $1,000,000 is payable in cash and balance amount is payable in the form of shares of the Company. The Company has paid the first installment of $340,000 towards the cash price which is classified as an investment in the accompanying balance sheet. The balance is payable in two installments. The Agreement is subject to various preconditions subject to which the balance amount of $660,000 is payable. The agreement has not been fully executed and closed as of the balance sheet date and hence, the financial statements of Linear Logics Corp. is not part of the accompanying consolidated financial statements. The Company has not been issued the shares and is not in control of the affairs of Linear Logics Corp. as of the balance sheet date.

11) Subsequent Events

The Company has evaluated subsequent events through May 20, 2015, the date which the financial statements were available to be issued. The Company is pursuing various investment options through mergers and acquisitions. As of the balance sheet date and through the date of the report, the Company has not finalized any transaction. No other reportable subsequent events have occurred through May 20, 2015 which would have a significant effect on the financial statements as of March 31, 2015, except as otherwise disclosed.